UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2010

The Orchard Enterprises, Inc.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-51761	20-3365526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23 East 4th Street 3rd Floor New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's telephone number, including area code): (212) 201-9280

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 5, 2009, The Orchard Enterprises, Inc. (“The Orchard”), together with certain of its subsidiaries (collectively, the “Company”), entered into a Loan and Security Agreement (the “Credit Agreement”) with Peninsula Bank Business Funding, a division of the Private Bank of the Peninsula (the “Bank”), providing for a $3 million secured revolving credit facility which was set to expire on February 4, 2010.  On February 4, 2010, the Company entered into an Amendment to the Loan and Security Agreement which renewed the credit facility through February 4, 2011. The terms of the renewal remain substantially similar to the terms of the original credit facility.

The amount of the revolving credit facility is $3 million.  The Company may borrow, repay and reborrow under the revolving credit facility at any time an aggregate amount that does not exceed 80% of the Company’s eligible accounts receivables.  Outstanding advances made under the facility bear interest at prime plus 4% per annum, provided that the minimum amount of interest shall not be less than 8% per annum and the maximum amount of interest shall not be greater than 10% per annum.  The Company is required to pay minimum quarterly interest of $20,000.  The Company’s line of credit is collateralized by its accounts receivable and inventory and requires the Company to comply with customary affirmative and negative covenants principally relating to use and disposition of assets and to the satisfaction of financial covenants (which include meeting quarterly net income/loss projections and cash projections). In addition, the Credit Agreement contains customary events of default.  Upon the occurrence of an uncured event of default, among other things, the Bank may declare that all amounts owing under the Credit Agreement are due and payable.  Each of The Orchard’s direct and indirect subsidiaries that is not a borrower with The Orchard under this revolving credit arrangement has guaranteed the obligations of the Company under the Credit Agreement.   As of the date of this report, there is no amount outstanding under this revolving credit facility.

A copy of the Amendment to the Loan and Security Agreement is filed herewith as Exhibit 10.1.  A copy of the Loan and Security Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 5, 2009. The foregoing summary of the Amendment to the Loan and Security Agreement is qualified in its entirety by the text of the Amendment to the Loan and Security Agreement set forth in Exhibit 10.1 to this Current Report, which is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1
Amendment to Loan and Security Agreement entered into as of February 4, 2010 between Peninsula Bank Business Funding, a division of The Private Bank of the Peninsula and The Orchard Enterprises, Inc., Digital Rights Agency, Inc. and Orchard Enterprises NY, Inc.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Orchard Enterprises, Inc.

Date: February 10, 2010	By:	/s/ Nathan Y. Fong
Name: Nathan Y. Fong
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1
Amendment to Loan and Security Agreement entered into as of February 4, 2010 between Peninsula Bank Business Funding, a division of The Private Bank of the Peninsula and The Orchard Enterprises, Inc., Digital Rights Agency, Inc. and Orchard Enterprises NY, Inc.